Exhibit 15.8

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No.2 to the Registration Statement on Form F-3 (File No. 333-188261) of our reports dated March 24, 2016, relating to the consolidated financial statements of CNOOC Limited and its subsidiaries (the "Group"), and the effectiveness of the Group's internal control over financial reporting, appearing in this Annual Report on Form 20-F of the Group for the year ended December 31, 2015.

/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu

Certified Public Accountants

Hong Kong

April 21, 2016